UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2026

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41956	92-2303797
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4350 West Cypress Street, Suite 270
Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(727) 446-6660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On October 14, 2026 (the “Signing Date”), AtlasClear Holdings, Inc. (the “Company”) entered into a business combination agreement (the “Acquisition Agreement”) with Ark Financial Services, Inc., a Delaware corporation (“Ark”), AC Ark Subco 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), AC Ark Subco 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub, the “Merger Subs”), The Robert D. Keyser, Jr. Revocable Trust, a Florida revocable trust and the majority stockholder of Ark (the “Trust”), and Robert D. Keyser, Jr., an individual. Ark is the sole owner of Dawson James Securities, Inc. (“Dawson James”), an investment bank and registered broker-dealer. Robert D. Keyser, Jr., the trustee of the Trust, is also an officer and director of Ark and a director of the Company. Pursuant to the terms of the Acquisition Agreement, on the Signing Date the Company purchased 24.9% of the issued and outstanding equity securities of Ark from the Trust (the “Initial Equity Purchase”), and the Company will, subject to the satisfaction of certain conditions, acquire the remaining equity securities of Ark at a subsequent closing (the “Closing”) by means of the merger of Merger Sub with and into Ark, immediately followed by the merger of the surviving company with and into Merger Sub II.

The purchase price for the Initial Equity Purchase on the Signing Date consisted of $2,500,000 in cash and the issuance to the Trust of a promissory note in the original principal amount of $2,500,000 (the “Seller Note”). The Seller Note bears interest at the rate of 5% per annum and is payable in full on the earliest to occur of 90 days from the Signing Date, the date of the closing of a Qualified Financing (as defined in the Seller Note), and the Closing. Pursuant to the terms of the Acquisition Agreement, the purchase price payable by the Company at the Closing for the remining equity securities of Ark will consist of $2,437,500 in cash and a number of shares of the Company’s common stock (“Common Stock”) calculated as $13,812,500 divided by the average volume weighted average price (“VWAP”) of the Common Stock over the five trading day period ending on the date of the Closing. In addition, the Company may pay up to an additional $812,500 in cash and a number of additional shares of Common Stock calculated as $2,437,500 divided by the average VWAP of the Common Stock immediately prior to issuance (collectively, the “Deferred Consideration”) based on the revenue of Ark and its subsidiaries exceeding $21,250,000 in the years ending December 31, 2026 and 2027 (with up to 50% of the Deferred Consideration payable on account of each such year). A portion of the cash and shares of Common Stock payable at Closing is to be held in an escrow account for up to 18 months following the Closing as security for the Company’s indemnification rights under the Acquisition Agreement.

The obligations of each of the parties under the Acquisition Agreement are subject to specified conditions, including, among other things: (i) the receipt of all required regulatory approvals, including the consent of FINRA, (ii) the Company’s stockholders having approved the issuance of the shares of Common Stock pursuant to the Acquisition Agreement, if such stockholder approval is required pursuant to the listing rules of the NYSE American (the “Company Stockholder Approval”), (iii) the absence of any material adverse effect with respect to the other parties, and (iv) the absence of any injunctions being entered into or law being adopted that would make the consummation of the transactions at the Closing illegal.

The Acquisition Agreement contains customary representations and warranties of the parties. It also contains customary covenants, including (i) covenants providing for each of the parties to use best efforts to satisfy all conditions to Closing, (ii) covenants providing for Ark to carry on its business in the ordinary course of business, and to refrain from taking certain actions, during the period between the Signing Date and the Closing, and (iii) covenants regarding efforts to obtain all required regulatory approvals and the Company Stockholder Approval. Ark and the Trust have also agreed not to solicit, initiate, induce, encourage or otherwise facilitate the making of any proposal or offer relating to alternate transactions or, engage in any discussions or negotiations with respect to certain alternate transactions.

The Acquisition Agreement contains termination rights for each of Ark and the Company, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order denying approval of the transactions contemplated by the Acquisition Agreement; (ii) the Closing does not occur within one year of the Signing Date; or (iii) the other party breaches its representations, warranties or covenants under the Acquisition Agreement which would give rise to the failure of a closing condition and such breach is not cured with 30-days of receipt of written notice of such breach.

Also on the Signing Date and in connection with the execution of the Acquisition Agreement, the Company and the Trust entered into a registration rights and lock-up agreement (the “RRA”), which will become effective at the Closing. Pursuant to the terms of the RRA, the Company granted the Trust certain registration rights with respect to the shares of Common Stock issuable pursuant to the terms of the Acquisition Agreement, and the Trust agreed not to transfer any of such shares for a period of six months following the Closing, subject to certain exceptions. Among other things, the Company agreed to file a resale shelf registration statement within six months following the Closing.

The foregoing descriptions of the Acquisition Agreement, the Seller Note and the RRA do not purport to be complete and are qualified in their entireties by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1, 10. 1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Acquisition Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Ark or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Acquisition Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Acquisition Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Ark or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Acquisition Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the shares of Common Stock to be issued pursuant to the terms of the Acquisition Agreement is incorporated herein by reference. The shares of Common Stoc to be issued pursuant to the Acquisition Agreements have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 8.01 Other Events.

On October 15, 2026, the Company issued a press release announcing, among other things, the transactions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit

2.1*	Business Combination Agreement, dated as of October 14, 2026, by and among AtlasClear Holdings, Inc., Ark Financial Services, Inc. and the other parties thereto.
10.1	Unsecured Promissory Note, dated October 14, 2026.
10.2	Registration Rights and Lock-Up Agreement, dated as of October 14, 2026, by and between AtlasClear Holdings, Inc. and the Trust,
99.1	Press release dated October 15, 2026.
104	Cover page interactive data file (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC. In addition, certain portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of the agreement will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: October 15, 2026		/s/ Sandip I. Patel
	Name:	Sandip I. Patel
	Title:	Chief Financial Officer